Exhibit 2.2

FIRST AMENDMENT

TO

MERGER AGREEMENT

This First Amendment (“First Amendment”) to the Merger Agreement (as defined below) is made and entered into as of June 24, 2024, by and among (i) Clover Leaf Capital Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Stockholder (as defined below) as of immediately prior to the Effective Time and its successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iii) Kustom Entertainment, Inc., a Nevada corporation (the “Company”), and (iv) Digital Ally, Inc., a Nevada corporation and the sole stockholder of the Company (the “Company Stockholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, the Purchaser, Merger Sub, the Purchaser Representative, the Company and the Company Stockholder have entered into that certain Agreement and Plan of Merger, dated as of June 1, 2023 (the “Original Agreement,” and as amended, including by this First Amendment, the “Merger Agreement”).

WHEREAS, Section 10.9 of the Merger Agreement provides that the Merger Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Company Stockholder.

WHEREAS, the Parties now desire to amend the Original Agreement to extend the Outside Date from July 22, 2024 to August 30, 2024, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

(a) Section 8.1(b) of the Original Agreement is hereby amended by deleting the date “July 22, 2024” and replacing it with the date “August 30, 2024”.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 10.1 through 10.8, and 10.10 through 10.16 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

The Purchaser:

CLOVER LEAF CAPITAL CORP.

By:	/s/ Felipe MacLean
	Name:	Felipe MacLean
	Title:	Chief Executive Officer

The Purchaser Representative:

YNTEGRA CAPITAL INVESTMENTS, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Felipe MacLean
	Name:	Felipe MacLean
	Title:	Manager

The Company:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	CEO

The Company Stockholder:

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	CEO

[Signature Page to First Amendment to Business Combination Agreement]